Exhibit 4.ii.

AMENDMENT No. 4 dated as of April 3, 2002 (this "Amendment"), to the Credit Agreement dated as of May 17, 2001, as amended (the "Credit Agreement"), among IMC GLOBAL INC. (the "Company"), the Borrowing Subsidiaries party thereto (together with the Company, the "Borrowers"), the Lenders party thereto, JPMORGAN CHASE BANK (successor to THE CHASE MANHATTAN BANK), as administrative agent (the "Administrative Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent.

A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

B. The Company has informed the Administrative Agent that Latitude Securities Pty. Ltd. and Skyblaze Holdings Pty. Ltd., each of which is a wholly-owned subsidiary of IMC Global Australia Pty. Ltd., wish to purchase or redeem a portion of their respective Equity Interests from IMC Australia.

C. The Company has also informed the Administrative Agent that it wishes to sell or transfer its interest in certain portions of its Mortgaged Property for the purpose of supporting an energy co-generation facility on its property located in Belle Plaine, Saskatchewan.

D. The Company has also informed the Administrative Agent that it wishes to redeem all of its outstanding 10.75% Notes due 2003.

E. The Company has requested that certain provisions of the Credit Agreement be amended to permit the transactions described above.

F. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

G. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the text "10.75% Notes due 2003," immediately following the text "6.50% Notes due 2003," in the definition of the term "Excess Salt Disposition Escrow".

SECTION 2. Amendments to Section 6.05.  Section 6.05 of the Credit Agreement is hereby amended as follows:

(a) by deleting the text "and" at the end of clause (h) of Section 6.05 of the Credit Agreement;

(b) by inserting the text "and" at the end of clause (i) of Section 6.05 of the Credit Agreement;

(c) by adding the following new clauses (j) and (k) immediately following clause (i) of Section 6.05 of the Credit Agreement:

(j) sales, transfers and dispositions by the Company or any direct or indirect wholly owned Subsidiary of the Company of Equity Interests in any Subsidiary to (i) the Company, (ii) any Subsidiary Loan Party or (iii) the issuer of such Equity Interests, so long as, after the consummation of such sale, transfer or disposition, such issuer is a direct or indirect wholly owned Subsidiary of the Company;

(k) transfers and dispositions of interests in Mortgaged Property; provided that the aggregate fair market value of all Mortgaged Property transferred or otherwise disposed of in reliance on this clause (k) shall not exceed $1,000,000 during any fiscal year of the Company;

(d) by deleting the text "and (i)" in the proviso set forth at the end of Section 6.05 of the Credit Agreement and substituting the text ", (i), (j) and (k)" therefor.

SECTION 3. Amendments to Section 6.08.  Section 6.08 of the Credit Agreement is hereby amended as follows:

(a) by deleting the text "and (vii)" in paragraph (a) of Section 6.08 of the Credit Agreement and substituting the text "(vii)" therefor;

(b) by deleting the text "." at the end of clause (vii) of paragraph (a) of Section 6.08 of the Credit Agreement and substituting the text "and" therefor;

(c) by adding the following new clause (viii) at the end of paragraph (a) of Section 6.08 of the Credit Agreement:

(viii) any Subsidiary may purchase or redeem any portion of its Equity Interests, provided that, following any such purchase or redemption, such Subsidiary is a direct or indirect wholly owned Subsidiary of the Company.

(d) by deleting the text "and" at the end of clause (x) of paragraph (b) of Section 6.08 of the Credit Agreement;

(e) by inserting the text "10.75% Notes due 2003," immediately following the text "6.50% Notes due 2003," in clause (xi) of paragraph (b) of Section 6.08 of the Credit Agreement;

(f) by deleting the text "." at the end of clause (xi) of paragraph (b) of Section 6.08 of the Credit Agreement and substituting the text "; and" therefor; and

(g) by adding the following new clause (xii) at the end of paragraph (b) of Section 6.08 of the Credit Agreement:

(xii) in addition to payments permitted by clause (xi) of paragraph (b) of this Section 6.08, any other payments made to purchase or redeem the 6.50% Notes due 2003.

SECTION 4. Amendments to Section 6.09. Section 6.09 of the Credit Agreement is hereby amended as follows:

(a) by deleting the text "and" at the end of clause (e) of Section 6.09 of the Credit Agreement and inserting the text "," therefor;

(b) by deleting the text "." at the end of clause (f) of Section 6.09 of the Credit Agreement and substituting the text "and" therefor; and

(c) by adding the following new clause (g) at the end of Section 6.09 of the Credit Agreement:

(g) any transactions permitted by clause (j) of Section 6.05 and clause (viii) of Section 6.08(a).

SECTION 5. Amendment to the Security Agreement. Each Lender that delivers a signed counterpart to this Amendment hereby consents to the amendment (the "Security Agreement Amendment") of the Security Agreement dated as of May 17, 2001, as amended (the "Security Agreement"), among the Company, each subsidiary of the Company listed on Schedule I thereto and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as collateral agent (the "Collateral Agent"), as such amendment is set forth in Exhibit A hereto.

SECTION 6.  Representations and Warranties. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 7.  Conditions to Effectiveness.  This Amendment shall become effective as of the date first written above when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each of the Borrowers and (ii) the Required Lenders and (b) the Collateral Agent shall have received counterparts of the Security Agreement Amendment that, when taken together, bear the signatures of each of the Grantors (as such term is defined in the Security Agreement).

SECTION 8. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 11. Expenses. The Company agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 12. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

IMC GLOBAL INC.,

by _______________________________
Name:
Title:

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP,

By: IMC Global Inc., its Administrative Managing General Partner,

by _______________________________
Name:
Title:

And by: FMRP Inc., its General Partner,

by _______________________________
Name:
Title:

IMC PHOSPHATES COMPANY,

By: IMC Phosphates MP Inc., its Managing Partner,

by _______________________________
Name:
Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent,

by _______________________________
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., individually and as Syndication Agent,

by _______________________________
Name:
Title:

by _______________________________
Name:
Title:

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